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                                                               EXHIBIT 5.01

                              DAVIS WRIGHT TREMAINE
                                   Law Offices

April 24, 1997



NEXTLINK Communications, Inc.
155 108th Avenue N.E., 8th Floor
Bellevue, Washington 98004

Re: Registration Statement on Form S-8


Ladies and Gentlemen:

We have acted as special Washington counsel for NEXTLINK Communications, Inc. (the "Company"), a corporation organized under the laws of the State of Washington, with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of an aggregate of 10,000,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), issuable pursuant to the NEXTLINK Communications, Inc. Stock Option Plan (the "Plan").

We have examined and have relied upon such documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinions hereinafter expressed. We have assumed the genuineness of all signatures, the authenticity of documents, certificates and records submitted to us as originals, the conformity to the originals of all documents, certificates and records submitted to us as copies, the legal capacity of all natural persons executing documents, certificates and records, and the completeness and accuracy as of the date of this opinion letter of the information contained in such documents, certificates and records.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued, sold and delivered as authorized, will be validly issued, fully paid and nonassesable.

Our opinion is limited to the laws of the State of Washington and the federal laws of the United States of the type typically applicable to transactions contemplated by the Plan, and we do not express any opinion with respect to the laws of any other country, state or jurisdiction.

This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.



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NEXTLINK Communications, Inc.
April 24, 1997
Page 2


This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act. Subject to the foregoing, this opinion letter may be relied upon by you only in connection with the Registration Statement and may not be used or relied upon by you for any other purpose or by any other person for any purpose whatsoever without, in each instance, our prior written consent.

Very truly yours,

DAVIS WRIGHT TREMAINE